                                     VINTAGE PARK
                               Foster City, California
                                   GILEAD SCIENCES

                               RESEARCH AND DEVELOPMENT
                                        LEASE

                               BASIC LEASE INFORMATION


Date:              June 24, 1996

Landlord:          WCB SIXTEEN LIMITED PARTNERSHIP

Tenant:       GILEAD SCIENCES, INC., a Delaware corporation


                                                           Lease Reference
                                                           ---------------

Premises and               333 Lakeside Drive              Paragraph 1
Building                   Foster City, California
                           approximately 37,104
                           square feet

Term Commencement:         August 1, 1996                  Paragraph 2

Term Expiration:           March 31, 2006                  Paragraph 2

Base Rent:                                                 Paragraph 3(a)
                           August 1, 1996 through
                           July 31, 1997                   $48,235.20 per mo.
                           August 1, 1997 through
                           July 31, 1998                   $50,646.96 per mo.
                           August 1, 1998 through
                           July 31, 1999                   $53,179.31 per mo.
                           August 1, 1999 through
                           July 31, 2000                   $55,838.27 per mo.
                           August 1, 2000 through
                           July 31, 2001                   $58,630.19 per mo.
                           August 1, 2001 through
                           July 31, 2002                   $61,561.70 per mo.
                           August 1, 2002 through
                           July 31, 2003                   $64,639.78 per mo.
                           August 1, 2003 through
                           July 31, 2004                   $67,871.77 per mo.


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

                           August 1, 2004 through
                           July 31, 2005                   $71,265.35 per mo.
                           August 1, 2005 through
                           March 31, 2006                  $74,828.62 per mo.

Tenant's Percentage Share  100%                            Paragraph 4(a)

Initial Estimated Monthly  $0.37 per square foot per       Paragraph 4(c)
Operating Expenses and     month
Property Taxes:

Security Deposit:          None                            Paragraph 15

Landlord's Address         WCB Sixteen Limited             Paragraph 19
for Notices:               Partnership
                           c/o WCB Properties
                           393 Vintage Park Drive,
                           Suite 200
                           Foster City, CA  94404

Tenant's Address for       Gilead Sciences, Inc.
Notices:                   353 Lakeside Drive
                           Foster City, CA 94404
                           Attn: General Counsel

Exhibits                   EXHIBIT A: Diagrams of          Paragraph 25
                           Premises
                           EXHIBIT B: 355 Lakeside Drive
                                      First Offer Space    Paragraph 21

The provisions of the Lease identified above in the margin are those provisions where references to particular Basic Lease Information appear. Each such reference shall incorporate the applicable Basic Lease Information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

TENANT:

                                       LANDLORD:

GILEAD SCIENCES, INC., a               WCB SIXTEEN LIMITED PARTNERSHIP,
Delaware corporation                   a Delaware limited partnership

By /s/ John C. Martin                  By: WCB Sixteen, Inc.,
  ---------------------------------     a Delaware corporation,
 Its CEO                                general partner
    -------------------------------


By /s/ Mark L. Perry                   By /s/ Wallace G. Murfit
  ---------------------------------      ------------------------------------
 Its   Vice President                   Its V.P.
     and General Counsel                   ----------------------------------
    -------------------------------

                                     VINTAGE PARK

                                   GILEAD SCIENCES

                            RESEARCH AND DEVELOPMENT LEASE

                                        INDEX


1.   Premises...............................................................  1
2.   Term...................................................................  1
3.   Rent...................................................................  1
4.   Taxes and Operating Expenses...........................................  3
5.   Other Taxes............................................................  5
6.   Use....................................................................  6
7.   Utilities..............................................................  7
8.   Maintenance, Repairs and Alterations...................................  7
9.   Insurance and Indemnity................................................  9
10.  Damage or Destruction.................................................. 10
11.  Eminent Domain......................................................... 11
12.  Assignment and Subletting.............................................. 11
13.  Default by Tenant...................................................... 14
14.  Default by Landlord.................................................... 16
15.  Security Deposit....................................................... 16
16.  Estoppel Certificate................................................... 16
17.  Subordination.......................................................... 16
18.  Attorneys' Fees........................................................ 17
19.  Notices................................................................ 17
20.  Options to Extend Term................................................. 17
21.  Rights of First Offer.................................................. 19
22.  Parking................................................................ 20
23.  Personal Property...................................................... 20
24.  Signs.................................................................. 20
25.  General Provisions..................................................... 20
26.  Exhibits............................................................... 22

                                   GILEAD SCIENCES
                               RESEARCH AND DEVELOPMENT
                                        LEASE

                     --------------------------------------------


             THIS LEASE, dated June 24, 1996, for purposes of reference only, is made and entered into by and between WCB SIXTEEN LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and GILEAD SCIENCES, INC., a Delaware corporation ("Tenant").

                                      WITNESSETH

      1. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord for the term of this Lease and at the rental and upon the conditions set forth below, the premises described in the Basic Lease Information and identified on the floor plan attached hereto as Exhibit A. Tenant shall accept the premises in its "as-is" condition at the commencement of the term. Landlord shall use commercially reasonable efforts to enforce any warranty rights it may have against any contractor or manufacturer with regard to any defects in workmanship or materials in connection with the premises and any tenant improvements installed therein by Landlord. The premises are located within the building (the "Building") commonly known as described in the Basic Lease Information. Notwithstanding the foregoing, Landlord shall be responsible at its sole cost and expense for any improvements or modifications to all exterior areas on the parcel on which the Building is located which are required to be made pursuant to the Americans with Disabilities Act (42 U.S.C. Sections 12101-12213).

      2.     TERM.

             The term of this Lease shall commence on the date described in this paragraph 2 and, unless sooner terminated as hereinafter provided, shall end on the date specified in the Basic Lease Information. The premises are currently occupied by Nortel who has agreed with Landlord to vacate and deliver the premises to Tenant on or before August 1, 1996. Landlord at its expense shall exercise due diligence in order to be able to deliver possession of the premises to Tenant by August 1, 1996 and, if Landlord is unable to cause possession of the premises to be delivered to Tenant by August 1, 1996, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but the commencement date shall be postponed until the premises shall be delivered to Tenant. No delay in delivery of possession shall operate to extend the term.

      3.     RENT.

             (a) Tenant shall pay to Landlord as rental the amount specified in the Basic Lease Information as the Base Rent, payable in advance on the commencement of the term and on or before the first day of each and every successive calendar month during the term.

If the term commences on other than the first day of a calendar month, the first payment of rent shall be appropriately prorated on the basis of a 30-day month.

             (b) Tenant shall pay, as additional rent, all amounts of money required to be paid to Landlord by Tenant hereunder in addition to monthly rent, whether or not the same be designated "additional rent." If such amounts are not paid at the time provided in this Lease, they shall nevertheless be a collectable as additional rent With the next installment of monthly rent thereafter falling due, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord.

             (c) Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other amounts due hereunder after the expiration of any applicable grace period will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any trust deed covering the premises. Accordingly, if any installment of rent or any other sums due from Tenant shall not be received by Landlord for a period of ten days after notice by Landlord the same is due, which ten day notice period shall include any other notice period provided Tenant under California law (provided that if Tenant has failed one or more times in the prior 12-month period to pay any rent or other sum when due, no grace period shall be applicable hereunder), Tenant shall pay to Landlord a late charge equal to 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

             (d) Any amount due to Landlord, if not paid for a period of ten days after notice by Landlord the same is due, Which ten day notice period shall include any other notice period provided Tenant under California law (provided that if Tenant has failed one or more times in the prior 12-month period to pay any rent or other sum when due, no grace period shall be applicable hereunder) shall bear interest from the date due until paid at the rate of 10% per annum or, if a higher rate is legally permissible, at the highest rate legally permitted, provided that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default hereunder by Tenant.

             (e) All payments due from Tenant to Landlord hereunder shall be made to Landlord without deduction or offset in lawful money of the United States of America at Landlord's address for notices hereunder, or to such other person or at such other place as Landlord may from time to time designate in writing to Tenant.

      4.     TAXES AND OPERATING EXPENSES.

             (a) This Lease is a net lease and Base Rent and additional rent shall be paid to and received by Landlord net of all costs and expenses to Landlord other than taxes upon the income of Landlord from all sources. Tenant shall pay its percentage share, as specified in the Basic Lease Information, of all Property Taxes assessed in respect of the Building during the term, and its percentage share of all Operating Expenses paid or incurred by Landlord during the term. For the purposes hereof, "Property Taxes" shall mean all real property taxes and assessments or governmentally imposed fees or charges (and any tax or fee levied wholly or partly in lieu thereof) levied, assessed, confirmed, imposed, or which have become a lien against the Building (which for the purposes of defining "Property Taxes" shall include the land underlying the Building) or payable during the term. For the purposes hereof, "Operating Expenses" shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building and surrounding property and supporting facilities, including, without limitation: (1) all costs of operation, maintenance and repair of the Building, (2) the cost of all insurance maintained by Landlord with respect to the Building, and (3) the share allocable to the Building of dues and assessments payable under any reciprocal easement or common area maintenance agreements or declarations or to any owners' associations affecting the Building. Landlord shall not collect in excess of one hundred percent (100%) of all of Landlord's Operating Expenses and Landlord shall not recover, through Operating Expenses, any item of cost more than once. Operating Expenses for each calendar year shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses had the total rentable area of the Building been occupied.

             (b) In the event the Building is not separately assessed for tax purposes, then the Property Taxes to be paid by Tenant shall be Tenant's percentage share of the product obtained by multiplying the total of the real property taxes and assessments levied against the tax parcel of which the Building is a part by a fraction the numerator of which is the rentable area of the Building and the denominator of which is total rentable area of all improvements located within the tax parcel of which the Building is a part.

             (c) Tenant shall pay to Landlord each month at the same time and in the same manner as monthly rent Tenant's percentage share of 1/12th of Landlord's estimate of Property Taxes and Operating Expenses for the then current calendar year, which for the calendar year for term commencement as set forth in the Basic Lease Information shall be the monthly amount specified therein. Within 90 days after the close of each calendar year, or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of actual Property Taxes and Operating Expenses for such calendar year. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall refund such excess to Tenant. If on the basis of such statement Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within 30 days after delivery of the statement. The obligations of Landlord and Tenant under this subparagraph with respect to the reconciliation between estimated payments and actual Property Taxes and Operating Expenses for the last year of the term shall survive the termination of the Lease. Tenant shall have the right, upon reasonable prior notice given within 90 days following the delivery of Landlord's statement to Tenant, to audit Landlord's records as such pertain to the calculation of Operating Expenses and Property Taxes during the period covered by Landlord's statement.

             (d) Notwithstanding anything in the foregoing to the contrary, Operating Expenses shall not include the following:

                    (i) leasing commissions, attorneys' fees, costs, disbursements, and other expenses incurred in connection with negotiations or leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Building;

                    (ii) costs, including those for permits, licenses and inspection fees incurred in renovating or otherwise improving or decorating, painting or redecorating vacant space or space for other tenants or occupants of the Building;

                    (iii) Landlord's cost of any service sold to any tenant or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease with that tenant or other occupant;

                    (iv) costs incurred by Landlord for alterations or additions that are considered capital improvements and replacements under generally accepted accounting principles, except for the cost or portion thereof properly allocable to the premises of any capital improvements made to the Building by Landlord after the date of this Lease that reduces other Operating Expenses or are required for the health and safety of tenants, or made to the Building by Landlord after the date of this Lease that are required under any governmental law or regulation that Was not applicable to the Building at the time it was constructed (except for any required improvements associated with the Americans with Disabilities Act pursuant to paragraph 1), such cost or allocable portion thereof to be amortized over such reasonable period as Landlord shall determine together with interest on the unamortized balance at the rate of 10% per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements;

                    (v)      any depreciation and amortization on the Building;

                    (vi) expenses in connection with services or other benefits of a type that are not provided Tenant but which are provided another tenant or occupant in the Building;

                    (vii) management fees in excess of 5% of gross rentals from the Building paid to Landlord's subsidiaries or affiliates for management or other services on or to the Building or for supplies or other materials to the extent that the costs of the services, supplies, or materials exceed the cost that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis;

                    (viii) interest on debt or amortization payments, or increases in interest or debt under any mortgages and rental under any ground or underlying lease or changes in deeds of trust or other debt for borrowed money;

                    (ix) any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord;

                    (x) rental or other expenses incurred in leasing air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature except equipment used in providing janitorial services, when such equipment is not affixed to the Building;

                    (xi) all items and services for which Tenant reimburses Landlord or pays third persons or which Landlord provides selectively to one or more tenants without reimbursement;

                    (xii)    advertising and promotional expenditures;

                    (xiii) repairs and other work occasioned by fire, windstorm or other casualty of an insurable nature paid from insurance or condemnation proceeds;

                    (xiv) Landlord's cost of electricity and other services that are sold to any tenant, including Tenant, and for which Landlord is reimbursed as an additional charge, over and above the basic rent and any increases payable under the lease with any such tenant;

                    (xv) acquisition costs for sculpture, paintings or other objects of art;

                    (xvi) wages, salaries or other compensation paid to any executive employees above the grade of property manager;

                    (xvii) the cost of correcting any code violations which were violations prior to the commencement of the term of the Lease; and

                    (xviii) all costs of remedying any contamination by hazardous Materials (as defined in paragraph 6 below) of the Building, the underlying land and the surrounding area, unless such materials are discharged on or from the Building by Tenant, its agents, subtenants, contractors or assigns.

      5. OTHER TAXES. Tenant shall pay or reimburse Landlord for (i) any taxes upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures, and other personal property located in the premises or leasehold improvements made in or to the premises at Tenant's expense, (ii) any taxes, assessments, fees, or charges imposed by any public authority or private community maintenance association upon or by reason of the development, possession, use or occupancy of the premises or the parking facilities used by Tenant in connection with the premises, and (iii) any gross receipts tax imposed with respect to the rental payable hereunder.

      6.     USE.

             (a) The premises shall be used and occupied by Tenant solely for general office, chemistry laboratory, biology laboratory, animal testing facility, and pilot manufacturing of pharmaceuticals and for no other purposes without the prior consent of Landlord, which consent shall not unreasonably be withheld with respect to proposed uses which are not inconsistent with those then-existing within the Vintage Park Project. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, and requirements in effect during the term regulating Tenant's activities or the use by Tenant of the premises. Tenant shall not use or permit the use of the premises in any manner that will tend to create waste or a nuisance, which shall tend unreasonably to disturb other tenants of the Building, or which shall violate the terms of any recorded restrictions affecting the Building, nor shall Tenant place or maintain any signs on or visible from the exterior of the premises without Landlord's written consent, or use any corridors, sidewalks, or other areas outside of the premises for storage or any purpose other than access to the premises. Subject to the provisions of paragraph 6(b) below, Tenant shall not use, keep, or permit to be used or kept on the premises any foul or noxious gas or substance or any hazardous or toxic material, nor shall Tenant do or permit to be done anything in and about the premises, either in connection with activities hereunder expressly permitted or otherwise, which would cause a cancellation of any policy of insurance maintained by Landlord in connection with the premises or the Building or which would violate the terms of any covenants, conditions, or restrictions affecting the Building or the land on which it is located.

             (b) Tenant may use, generate, store and dispose of any hazardous, toxic, or radioactive materials (collectively "Hazardous Materials"), but Landlord may prohibit Tenant's use, generation, storage or disposal of any Hazardous Materials at any time provided that the Landlord shall have reasonable justification for such prohibition taking into consideration the uses in comparable business parks which permit bio-technology or pharmaceutical uses.
In this event, Tenant shall cease to use such Hazardous Materials within fifteen
(15) days after receipt of written notice by Landlord specifying the grounds for such prohibition. Tenant shall endeavor to give Landlord prior notice of the use, generation, storage or disposal of such materials and shall in any event provide such notice not later than 30 days following commencement of such use, generation, storage or disposal. Tenant shall strictly comply with all statutes, laws, ordinances, rules, regulations, and precautions now or hereafter mandated or advised by any federal, state, local or other governmental agency with respect to the use, generation, storage, or disposal of Hazardous Materials. As herein used, Hazardous Materials shall include, but not be limited to, those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as amended from time to time, and those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or other similar designations in the

Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq. and any other applicable governmental statutes, laws, ordinances, rules, regulations, and precautions. Tenant shall provide Landlord a complete and accurate list of all Hazardous Materials used, generated, stored, or disposed of on or about the premises or the Building at any time within ten days of a request by Landlord for such list, provided such request does not occur more than one time in any 12-month period, except if an extraordinary event occurs (i.e., sale or refinancing of the Building). Tenant shall also provide Landlord with copies of any Business Plans or other permanent application for the use of Hazardous Materials that Tenant has submitted, or will submit, to any governmental agencies as well as copies of any notices to Tenant from governmental agencies with respect to Hazardous Materials. In addition to Landlord's other inspection rights, Tenant shall permit Landlord to enter upon the premises at reasonable times, accompanied by an employee of Tenant, to determine the existence and means of use, storage and disposal by Tenant of Hazardous Materials. Landlord's right of inspection shall be subject to compliance with applicable government secrecy and Tenant's reasonable security requirements and Landlord shall maintain any trade secrets it obtains in the course of such inspections in strict confidence and shall not disclose such information except as may be required by law.

      7.     UTILITIES.

             (a) Tenant shall pay for all water, sewer, gas, electricity, heat, cooling energy, telephone, refuse collection, and other utility-type services furnished to Tenant or the premises, together with all related installation or connection charges or deposits. Wherever it is practical to do so such services shall be separately metered or charged to Tenant by the provider thereof and paid for directly by Tenant. If, in Landlord's reasonable judgment, Tenant's use of water in any portion of the premises located in a multi-tenant building, is extraordinary, Landlord may install a meter to measure Tenant's water consumption, and Tenant shall reimburse Landlord for the cost of such meter within 30 days of Landlord's request. To the extent any of the foregoing services are provided by Landlord, Tenant shall reimburse Landlord for all costs incurred by Landlord in connection with the proVision of such services based on Landlord's reasonable estimate of the level of Tenant's use or consumption of such services. Landlord shall bill Tenant on a monthly or other periodic basis for such services and payment shall be made by Tenant within 10 days after submittal of Landlord's statement.

             (b) Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting therefrom, and there shall not be any rent abatement, by reason of any interruption or curtailment whatsoever in utility services.

      8.     MAINTENANCE, REPAIRS AND ALTERATIONS.

             (a) Subject to the provisions of paragraph 10 below, and except for damages caused by Tenant, its agents or invitees, Landlord shall keep in good condition and repair the foundations and exterior walls and roof of the Building and all common areas within the Building not leased to tenants.

             (b) Tenant shall, at Tenant's expense, maintain the interior portion of the premises (including, but not limited to, all plumbing and electrical connections, outlets and lightbulbs) and any exterior glass or skylights in good condition and repair. If Tenant fails to do so Landlord may, but shall not be required to, enter the premises and put them in good condition, and Landlord's costs thereof shall automatically become due and payable as additional rent. Tenant shall be responsible for the provision, at its own expense, of appropriate janitorial service for the premises. Tenant shall also cause to be maintained, at its expense and in good operating condition and repair, all heat, ventilating, and air conditioning equipment installed in the premises. If Landlord so elects, by notice to Tenant following Landlord's determination that Tenant has not itself maintained such heating, ventilating and air conditioning equipment in good operating condition and repair, Tenant shall retain the services of Landlord or a maintenance company retained by it to perform maintenance of Tenant's heating, ventilating and air conditioning equipment and shall reimburse Landlord for the cost thereof upon demand. At the expiration of the term Tenant shall deliver up possession of the premises in good condition and repair, only ordinary wear and tear excepted; and subject to Tenant's rights under the damage and destruction provisions of paragraph 10 and the condemnation provisions of paragraph 11 below.

             (c) Tenant shall not, without Landlord's prior consent, make any alterations, improvements, or additions in or about the premises with a cost individually or in the aggregate as to each project in excess of $25,000, or involving any structural changes. In requesting Landlord's consent, Tenant shall submit to Landlord complete drawings and specifications describing such work and the identity of the proposed contractor. Landlord shall not unreasonably withhold its consent to proposed alterations or improvements which are consistent with the quality and design of office and laboratory improvements previously constructed by Tenant within the premises including structural modifications necessary for any additional roof-mounted HVAC systems, exterior slabs for equipment required to be located on the exterior of the Building, and alterations and improvements necessary for the construction of animal testing facilities or otherwise reasonably related to the uses permitted under this Lease. Before commencing any work relating to alterations, additions, or improvements affecting the premises, Tenant shall notify Landlord of the expected date of commencement thereof and of the anticipated cost thereof, and shall furnish such information as shall reasonably be requested by Landlord substantiating Tenant's ability to pay for such work. Landlord shall then have the right at any time and from time to time to post and maintain on the premises Such notices as Landlord reasonably deems necessary to protect the premises and Landlord from mechanics' liens or any other liens. In any event, Tenant shall pay when due all claims for labor or materials furnished to or for Tenant at or for use in the premises. Tenant shall not permit any mechanics' liens to be levied against the premises or the Building for any labor or materials furnished to Tenant or to Tenant's agents or contractors in connection with work of any character performed or claimed to have been performed on the premises by or at the direction of Tenant, and if such liens are levied, Tenant shall cause them to be removed by bonding or otherwise within five days of the date any such lien is filed. All alterations, improvements, or additions in or about the premises performed by or on behalf of Tenant shall be done in a first-class, workmanlike manner and in compliance with all applicable laws, ordinances, regulations, and orders of any governmental authority having jurisdiction thereover, as well as the requirements of insurers of the premises and the Building. Upon Landlord's request, Tenant shall remove any contractor, subcontractor, or material supplier from the premises and the Building if the work or presence of such person or entity results in labor disputes in or about the Building, or damage to the premises or Building. All alterations, improvements, or additions which may be made on the premises shall become the property of Landlord and remain upon and be surrendered with the premises at the termination or expiration of the term; provided, however, that Tenant's machinery, equipment, and trade fixtures, other than any which may be affixed to the premises so that they cannot be removed without material damage to the premises, shall remain the property of Tenant and shall be removed by Tenant at the expiration or earlier termination of the term.

      9.     INSURANCE AND INDEMNITY.

             (a) Tenant shall obtain and maintain during the term of this Lease general liability insurance on an occurrence basis with a combined single limit for personal injury and property damage in a form and with carriers acceptable to Landlord and an amount not less than $1,000,000, and employer's liability and workers' compensation insurance as required by law. Tenant's comprehensive general liability insurance policy shall be endorsed to provide that (i) it may not be cancelled or altered in such a manner as adversely to affect the coverage afforded thereby without 30 days' prior written notice to Landlord, (ii) Landlord is named as additional insured, (iii) the insurer acknowledges acceptance of the mutual waiver of claims by Landlord and Tenant pursuant to subparagraph (b) below, and (iv) such insurance is primary with respect to Landlord and that any other insurance maintained by Landlord is excess and noncontributing with such insurance. If, in the opinion of Landlord's insurance adviser, based on a substantial increase in recovered liability claims generally, the specified amounts of coverage are no longer adequate, such coverage shall be appropriately increased. Prior to the commencement of the term, Tenant shall deliver to Landlord a duplicate of such policy or a certificate thereof to Landlord for retention by it, with endorsements, and at least 30 days prior to the expiration of such policy or any renewal thereof, Tenant shall deliver to Landlord a replacement or renewal binder, followed by a duplicate policy or certificate within a reasonable time thereafter. If Tenant fails to obtain such insurance or to furnish Landlord any such duplicate policy or certificate as herein required, Landlord may, at its election, upon five days' prior notice to Tenant but without any obligation to do so, procure and maintain such coverage and Tenant shall reimburse Landlord on demand as additional rent for any premium so paid by Landlord.

             (b) Landlord shall obtain and maintain during the term of this Lease insurance against such casualties, with such limits and deductibles and in such forms as are then being maintained from time to time by the owners of buildings similar to the Building in the San Francisco Bay Area.

             (c) Landlord hereby waives all claims against Tenant, and Tenant's officers, directors, partners, employees, agents and representatives for loss or damage to the extent that such loss or damage is insured against under any valid and collectable insurance policy insuring Landlord or would have been insured against but for any deductible amount under any such policy, and Tenant waives all claims against Landlord including Landlord's officers, directors, partners, employees, agents, and representatives for loss or damage to the extent such loss or damage is insured against under any valid and collectable insurance policy insuring Tenant or required to be maintained by Tenant under this Lease, or would have been insured against but for any deductible amount under any such policy.

             (d) As this Lease does not involve the public interest and insurance is available to Tenant which will protect it against such claims, damage, injury or death, Tenant hereby waives all claims against Landlord for damage to any property or injury to or death of any person in, upon or about the premises or the Building arising at any time and from any cause. Tenant shall hold Landlord harmless from and defend Landlord against all claims (except those arising from the negligence or willful misconduct of Landlord, its agents, employees or contractors) (i) for damage to any property or injury to or death of any person arising from the use of the premises by Tenant, or (ii) arising from the negligence or willful misconduct of Tenant, its employees, agents, or contractors in, upon or about those portions of the Building other than the premises. The foregoing indemnity obligation of Tenant shall include reasonable attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made. The provisions of this paragraph 9 shall survive the termination of this Lease with respect to any damage, injury, or death occurring prior to such termination.

      10.    DAMAGE OR DESTRUCTION.

             (a) If during the term the premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant's use of the premises is materially interfered with, then, subject to the provisions below, this Lease shall remain in full force and effect unless and until Landlord gives notice to Tenant that Landlord intends to demolish the Building and not to reconstruct it. Landlord shall give notice of its intention to Tenant as soon as reasonably practicable following the event of damage or destruction and, if Landlord elects to reconstruct or repair the damage or destruction it shall do so with reasonable diligence. Notwithstanding the foregoing, if Landlord elects to reconstruct the Building but, in the opinion of the Landlord's architect, the work of repair cannot be completed within 270 days, Tenant may at its election, by notice to Landlord given within 30 days of Landlord's notice to Tenant concerning such architect's determination, terminate this Lease.

             (b) In case of destruction or damage which materially interferes with Tenant's use of the premises, if this Lease is not terminated as above provided, rent shall be abated during the period required for the work of repair based upon the degree of interference with Tenant's use of the premises. Except for abatement of rent, Tenant shall have no claim against Landlord for any loss suffered by Tenant due to damage or destruction of the premises or any work of repair undertaken as herein provided. The provisions of this paragraph 10 shall supersede any provisions of Section 1932 and Section 1933(4) of the

California Civil Code (which might permit Tenant to terminate the Lease or withhold rent) to the contrary.

      11. EMINENT DOMAIN. If all or any part of the premises shall be taken as a result of the exercise of the power of eminent domain or sold by Landlord under threat of the exercise of such power, this Lease shall terminate as to the part so taken as of the date of taking or sale, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the premises by notice to the other within 30 days after such date if the portion of the premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the premises for Tenant's purposes. In the event of any taking or such sale, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. In the event of a partial taking or sale of the premises which does not result in a termination of this Lease, the monthly rental thereafter to be paid shall be equitably reduced on a square footage basis. Notwithstanding the foregoing, Tenant shall have the right separately to claim and prove for recovery of moving expenses and the value of its trade fixtures, equipment, and moveable furniture so taken.

      12.    ASSIGNMENT AND SUBLETTING.

             (a) Tenant shall not assign this Lease or any interest herein or sublet the premises or any part thereof without the prior consent of Landlord, which consent shall not be unreasonably withheld; Tenant shall not hypothecate this Lease or any interest herein or permit the use of the premises by any party other than Tenant without the prior consent of Landlord, which consent may be withheld by Landlord in its absolute discretion. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, current financial statements of any proposed assignee or sublessee and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein.

             (b) Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

                    (1) if the proposed assignee or sublessee is a governmental agency;

                    (2) if, in Landlord's reasonable judgment, the use of the premises by the proposed assignee or sublessee would entail any alterations which would lessen the value of the leasehold improvements in the premises, or would require increased services by Landlord;

                    (3) if, in Landlord's reasonable judgment, the financial worth of the proposed assignee or sublessee does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms, or the character, reputation or business of the proposed assignee or sublessee is not consistent with the quality of the other tenancies in the Building;

                    (4) in the case of a subletting of less than the entire premises, if the subletting would result in the division of the premises into any subparcel smaller than 6,000 square feet in rentable area, would create a subparcel of a configuration that is not suitable for normal leasing purposes, or would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the premises; or

                    (5) if at the time consent is requested or at any time prior to the granting of consent, Tenant is in default under the Lease and any applicable grace or cure period has expired.

             (c) If at any time or from time to time during the term of this Lease Tenant desires to sublet all or any part of the premises, Tenant shall give notice to Landlord setting forth the terms of the proposed subletting and the space so proposed to be sublet. Landlord shall have the option, exercisable by notice given to Tenant within 20 days after Tenant's notice is given, either to sublet from Tenant such space at the rental and other terms set forth in Tenant's notice, or, if the proposed subletting is for the entire premises for a sublet term ending within the last year of the term of this Lease, to terminate this Lease. If Landlord does not exercise such option, Tenant shall be free to sublet such space to any third party on the same terms set forth in the notice given to Landlord, subject to obtaining Landlord's prior consent as hereinabove provided. For purposes of this paragraph (c), the term "sublet" or "subletting" shall not include, and Landlord shall not be entitled to any payment under paragraph (g) below, as a result of a subletting to an entity controlled by, controlling, or under common control with, Tenant.

             (d) As used in this paragraph 12, the term "assign" or "assignment" shall include, without limitation, any sale, transfer, or other disposition of all or any portion of Tenant's estate under this Lease, whether voluntary or involuntary, and whether by operation of law or otherwise including any of the following:

                    (1) If Tenant is a corporation: (i) any dissolution, merger, consolidation, or other reorganization of Tenant or (ii) a sale of more than 50% of the value of the assets of Tenant or (iii) if Tenant is a corporation with fewer than 500 shareholders, sale or other transfer of a controlling percentage of the capital stock of Tenant. The phrase "controlling percentage" means the ownership of, and the right to vote, stocks possessing at least 50% of the total combined voting power of all classes of Tenant's stock issues, outstanding and permitted to vote for the election of directors;

                    (2) If Tenant is a trust the transfer of more than 50% of the beneficial interest of Tenant, or the dissolution of the trust;

                    (3) If Tenant is a partnership or joint venture, the withdrawal, or the transfer of the interest of any general partner or joint venturer or the dissolution of the partnership or joint venture;

                    (4) If Tenant is composed of tenants-in-common, the transfer of interest of any co-tenants or the partition or dissolution of the co-tenancy.

             Notwithstanding anything to the contrary in subparagraphs (1) through (4) of this paragraph 12(d), the term "assigned" or "assignment" shall not include, and Landlord shall not be entitled to any payment under paragraph
(f) below as a result of, a joint venture between Tenant and any other party, or the merger with or acquisition of Tenant by another entity, including, but not limited to, an entity controlled by, controlling, or under common control with, Tenant. In the event that Tenant's shares become publicly traded, all the restrictions listed in this paragraph (d) shall cease.

             (e) No sublessee (other than Landlord if it exercises its option pursuant to subparagraph (c) above) shall have a right further to sublet, and any assignment by a sublessee of its sublease shall be subject to Landlord's prior consent in the same manner as if Tenant were entering into a new sublease.

             (f) In the case of an assignment, one-half of any sums or other economic consideration received by Tenant as a result of such assignment shall be paid to Landlord after first deducting the unamortized cost of leasehold improvements paid for by Tenant, the cost of any real estate commissions incurred in connection with such assignment and any amounts received by Tenant as reimbursement for the cost of utilities paid by Tenant. In the event such consideration is received by Tenant in installments, the portion of each installment to be paid to Landlord shall be determined by multiplying the installment by a fraction, the numerator of which is the total amount of the foregoing permitted deductions and the denominator of which is the total consideration receivable by Tenant as a result of such assignment.

             (g) In the case of a subletting, one-half of any sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (i) the rental due hereunder, prorated to reflect only rental allocable to the sublet portion of the premises, (ii) the cost of leasehold improvements made to the sublet portion of the premises at Tenant's cost, amortized over the term of this Lease except for leasehold improvements made for the specific benefit of the sublessee, which shall be amortized over the term of the sublease, (iii) the cost of any real estate commissions incurred in connection with such subletting, amortized over the term of the sublease, and (iv) amounts payable by Tenant for Operating Expenses and Property Taxes.

             (h) Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

             (i) In the event Tenant shall assign or sublet the premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection therewith, not to exceed $500 in connection with each such request.

      13.    DEFAULT BY TENANT.

             (a) The following events shall constitute "Events of Default" under this Lease:

                    (1) a default by Tenant in the payment of any rent or other sum payable hereunder for a period of 10 days after notice by Landlord that the same is due, provided that if Tenant has failed one or more times in any twelve-month period to pay any rent or other sum within 10 days after the due date, no grace period shall thereafter be applicable hereunder (such 10-day notice period shall include any other notice period provided Tenant under California law);

                    (2) a default by Tenant in the performance of any of the other terms, covenants, agreements, or conditions contained herein and, if the default is curable, the continuation of such default for a period of 15 days after notice by Landlord or beyond the time reasonably necessary for cure if the default is of the nature to require more than 15 days to remedy, provided that if Tenant has defaulted in the performance of the same obligation one or more times in any twelve-month period and notice of such default has been given by Landlord in each instance, no cure period shall thereafter be applicable hereunder;

                    (3) the bankruptcy or insolvency of Tenant, any transfer by Tenant in fraud of creditors, assignment by Tenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Tenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Tenant is discharged from the same within 60 days thereafter; the appointment of a receiver for a substantial part of the assets of Tenant; or the levy upon this Lease or any estate of Tenant hereunder by any attachment or execution;

                    (4)      the abandonment of the premises; or

                    (5)      an Event of Default under that certain Vintage
Park Gilead Sciences Research and Development Lease dated March 27, 1992, as amended, between WCB Seventeen Limited Partnership, as successor to Vintage Park Associates, as Landlord, and Tenant.

             (b) Upon the occurrence of any Event of Default by Tenant hereunder, Landlord may, at its option and without any further notice or demand, in addition to any other rights and remedies given hereunder or by law, do any of the following:

                    (1) Landlord shall have the right, so long as such default continues, to give notice of termination to Tenant, and on the date specified in such notice this Lease shall terminate.

                    (2) In the event of any such termination of this Lease, Landlord may then or at any time thereafter, re-enter the premises and remove therefrom all persons and property and again repossess and enjoy the premises, without prejudice to any other remedies that Landlord may have by reason of Tenant's default or of such termination.

                    (3) In the event of any such termination of this Lease, and in addition to any other rights and remedies Landlord may have, Landlord shall have all of the rights and remedies of a landlord provided by
Section 1951.2 of the California Civil Code. The amount of damages which Landlord may recover in event of such termination shall include, without limitation, (i) the worth at the time of award (computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the unpaid rent for balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, (ii) all legal expenses and other related costs incurred by Landlord following Tenant's default, (iii) all costs incurred by Landlord in restoring the premises to good order and condition, or in remodeling, renovating or otherwise preparing the premises for reletting, and (iv) all costs (including, without limitation, any brokerage commissions) incurred by Landlord in reletting the premises.

                    (4) For the purpose of determining the unpaid rent in the event of a termination of this Lease, or the rent due hereunder in the event of a reletting of the premises, the monthly rent reserved in this Lease shall be deemed to be the sum of the rental due under paragraph 3 above and the amounts last payable by Tenant pursuant to paragraph 4 above.

                    (5) After terminating this Lease, Landlord may remove any and all personal property located in the premises and place such property in a public or private warehouse or elsewhere at the sole cost and expense of Tenant.

             (c) Even though Tenant has breached this Lease and abandoned the premises, this Lease shall continue in effect for so long as Landlord does not terminate

Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rental as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease, shall not constitute a termination of Tenant's right to possession.

             (d) The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity, by statute or otherwise.

      14. DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord hereunder within a reasonable time, but in no event later than 30 days after notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than 30 days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30 day period and thereafter diligently prosecutes the same to completion.

      15.    SECURITY DEPOSIT.  [Omitted.]

      16.    ESTOPPEL CERTIFICATE.

             (a) Tenant shall at any time upon not more than 10 days' prior notice from Landlord execute, acknowledge and deliver to Landlord a statement certifying (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) (ii) the date to which the rent, security deposit, and other sums payable hereunder have been paid, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, which are claimed, and (iv) such other matters as may reasonably be requested by Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building.

             (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant, (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rent has been paid in advance.

             (c) If Landlord desires to finance or refinance the Building, Tenant agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

      17. SUBORDINATION. This Lease, at Landlord's option, shall subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.

Such subordination shall be conditioned upon Tenant's receipt of an agreement from the mortgagee, trustee, or ground lessor, as the case may be, confirming that Tenant's rights under this Lease shall not be disturbed if Tenant is not in default and pays rent and observes and performs all of the provisions of this Lease, and such agreement is otherwise in a form which does not materially diminish Tenant's rights or materially increase Tenant's obligations under this Lease. In addition, Landlord shall use commercially reasonable good faith efforts to obtain such nondisturbance agreement from any mortgagee, trustee or ground lessor with respect to the premises existing at the time of execution of this Lease as soon as possible following execution. If any mortgagee, trustee, or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; if any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, or to evidence such attornment.

      18. ATTORNEYS' FEES. In any legal action brought by one party against the other under this Lease, the prevailing party shall be entitled to recover for the fees of its attorneys in such amount as the court may adjudge reasonable.

      19. NOTICES. All notices, consents, demands, and other communications from one party to the other given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: to Tenant at the address specified in the Basic Lease Information or to such other place as Tenant may from time to time designate in a notice to Landlord, to Landlord at the address specified in the Basic Lease Information, or to such other place and with such other copies as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the premises.

      20.    OPTIONS TO EXTEND TERM.

             (a) Tenant shall have two options to extend the term of this Lease, each for a period of five years (an "Option Period"), with the first Option Period commencing April 1, 2006, subject to the terms and conditions of this paragraph 20.

             (b) Tenant's notice of exercise shall be given to Landlord not more than 15 months, nor less than nine months, prior to the expiration of the initial term, as to the first Option Period, and not more than 15 months nor less than nine months prior to the expiration of the first Option Period, as to the second Option Period.

             (c) At the time of exercise of each option to extend, and at the commencement of the Option Period, this Lease shall be in full force and effect, Tenant shall not be in default under the Lease and, as to the second Option Period, Tenant shall have timely exercised its option with respect to the first Option Period.

             (d) Upon the timely exercise of its option with respect to an Option Period, the Lease shall be extended for the term of the Option Period upon all the terms and conditions of the Lease; provided, however, that the Base Rent shall be the then Fair Market Rent for the premises.

             (e) If Tenant exercises its option with respect to an Option Period, Landlord shall give its determination of Fair Market Rent by notice to Tenant not later than eight months prior to the commencement of the Option Period. Tenant shall then, within 30 days of the giving of Landlord's notice of its determination, elect by notice to Landlord either (1) to accept Landlord's determination as the Fair Market Rent for the Option Period, (2) to have the Fair Market Rent determined by appraisal, or (3) rescind its exercise of the option. If Tenant does not timely respond to Landlord's notice of determination, it shall be deemed to have accepted Landlord's determination. If Fair Market Rent is to be determined by appraisal, then it shall be so determined as follows:

                    (i) Within 30 days after Tenant's notice to Landlord of its election to have Fair Market Rent determined by appraisal, each party, at its own cost and by giving notice to the other party, shall appoint a real estate appraiser, with a membership in the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers and at least five years full-time commercial appraisal experience in the San Francisco Bay area, to appraise and determine the Fair Market Rent. If in the time provided, only one party shall give notice of appointment of an appraiser, the single appraiser appointed shall determine the Fair Market Rent. If two appraisers are appointed by the parties, the two appraisers shall independently, and without consultation, prepare a written appraisal of the Fair Market Rent within 30 days. Each appraiser shall seal its respective appraisal after completion. After both appraisals are completed, the resulting estimates of the Fair Market Rent shall be opened and compared. If the value of the appraisals differ by not more than ten percent (10%) of the value of the higher appraisal, then the Fair Market Rent shall be the average of the two appraisals.

                    (ii) If the values of the appraisals differ by more than ten percent (10%) of the value of the higher appraisal, the two appraisers shall designate a third appraiser meeting the qualifications set forth in subsection (i) above. If the two appraisers have not agreed on the third appraiser after 10 days, either Landlord or Tenant, by giving ten (10) days notice to the other party, may apply to the then Presiding Judge of the Superior Court of San Mateo for the selection of a third appraiser who meets the qualifications set forth in subsection (i), above. The third appraiser, however elected, shall be a person who has not previously acted in any capacity for either party. The third appraiser shall make an appraisal of the Fair Market Rent within 10 days after selection and without consultation with the first two appraisers. The Fair Market Rent shall be the rent selected by one of the two appraisers which is closest, on a dollar basis, discounted to present value, if rental escalations are provided for in any of the appraisals, to the Fair Market Rent selected by the third appraiser.

                    (iii) If the determination of the Fair Market Rent is delayed beyond the Option Period commencement, Tenant shall pay Base Rent in the amount set forth in Landlord's determination of Fair Market Rent from the Option Period commencement until the first day of the month following the determination of the Fair Market Rent. If Landlord does not deliver Landlord's determination of Fair Market Rent to Tenant, Tenant shall continue to pay the Base Rent in effect immediately preceding the Option Period commencement until the first day of the month following the determination of the Fair Market Rent. On the first day of the month following the determination of the Fair Market Rent, there shall be an adjustment made to the Base Rent payment then due for the difference between the amount of the Base Rent Tenant has paid to Landlord since the Option Period commencement and the amount that Tenant would have paid if the Base Rent as adjusted pursuant to this subsection had been in effect as of the Option Period commencement.

                    (iv) Each party shall pay the fees and expenses of its own appraiser, and fifty percent (50%) of the fees and expenses of the third appraiser.

                    (v) The appraisers shall determine the Fair Market Rent using the "market comparisons approach", with the relevant market being that for similar office and research and development facilities in the Foster City/San Mateo area at the time of the Option Period commencement, taking into consideration location, condition of and improvements to the space, the length of the contemplated lease term and any rental concessions being granted for similar leases. The determination of Fair Market Rent shall be based upon the assumption that the premises does not include improvements made by Tenant which are in excess of those with a cost of $15 per square foot in 1992, increased in accordance with the percentage increase in the Engineering News Record Construction Cost Index (20 cities), from March 1992 through the month prior to the month in which the determination is made. The appraisers shall use their best efforts to fairly and reasonably appraise and determine the Fair Market Rent in accordance with the terms of the Lease and shall not act as advocates for either Landlord or Tenant. Fair Market Rent may mean an amount which increases over time by a pre-determined amount or in accordance with a formula or index.

                    (vi) The appraisers shall have no power to modify the provisions of this Lease, and their sole function shall be to determine the Market Rent in accordance with this paragraph 20.

      21. RIGHTS OF FIRST OFFER. Tenant shall have rights of first offer to lease those spaces located in the Building known as 355 Lakeside Drive identified as the Penederm space on the second floor consisting of approximately 4353 square feet, and the Entex space on the second floor consisting of approximately 13,018 square feet, both as identified on EXHIBIT B to this Lease. The Penederm space will become available on or before May 1, 1998 and the Entex space will become available on or before October 12, 1998. Tenant acknowledges that such leases may be terminated prior to the scheduled expiration dates. In any event, approximately 60 days prior to the date either of such spaces becomes available for lease, or such lesser period as may be applicable due to circumstances not under Landlord's control, Landlord shall give notice to Tenant of the anticipated date of availability for lease of such space and the terms under which Landlord desires to offer such space to Tenant and to the open market. If Tenant desires to negotiate for the potential addition of such space to the premises, Tenant shall give notice of such intent within ten business days following Landlord's notice of availability to Tenant, and Landlord and Tenant shall proceed to negotiate in good faith for up to 30 days following Tenant's notice regarding the terms upon which such space may be added to the premises. If Landlord and Tenant have not reached some other agreement on or before the end of such 30-day period, then Landlord shall be free thereafter to offer such space to any person or entity for lease and to enter into leases for such space without further reference to Tenant; provided that, if Landlord proposes to lease such space to another person or entity on terms less favorable to Landlord than evidenced by Landlord's last offer to Tenant in the aforementioned negotiations, then Landlord shall so notify Tenant and Tenant shall have the right to lease such space on the same terms and conditions as proposed with such other person or entity.

      22. PARKING. During the term, Tenant shall have the non-exclusive right to park 3.3 automobiles per 1,000 rentable square feet of space occupied in the parking area adjacent to the Building.

      23. PERSONAL PROPERTY. Landlord acknowledges that Tenant may desire to obtain additional financing secured by the following items: casework, benches, fume hoods, modular cold rooms, and glassware washers. Landlord agrees to execute such documents as may be reasonably requested by any lender providing such financing and to otherwise cooperate with Tenant in order that such financing may be obtained. In addition, these items may be removed at the expiration of the lease term provided Tenant repairs all damage made to the premises as a result of such removal.

      24. SIGNS. Tenant shall have the right, at its expense, to substitute its name for that of Nortel on any monument and/or on-building signs at 333 Lakeside Drive, subject to the Vintage Park signage program.

      25.    GENERAL PROVISIONS.

             (a) This Lease shall be governed by and construed in accordance with the laws of the State of California.

             (b) The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

             (c) This Lease contains all agreements of the parties with respect to any matter mentioned herein and only may be modified in a writing executed by the parties.

             (d) No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

             (e) If Tenant remains in possession of the premises or any part thereof after the expiration of the term with the consent of Landlord, such occupancy shall be a tenancy from month to month at a rental in the amount of 150% the last month's rental during the term plus all other charges payable hereunder, and upon all of the terms hereof.

             (f) Subject to the provisions of this Lease restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors, and assigns.

             (g) Landlord and Landlord's agents shall have the right to enter the premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, and making such alterations, repairs, improvements, or additions to the premises or to the Building as Landlord may deem necessary or desirable. Landlord may at any time during the last 120 days of the term place on or about the premises any ordinary "For Lease" sign.

             (h) The voluntary or other surrender of this Lease by Tenant, the mutual cancellation thereof or the termination of this Lease by Landlord as a result of Tenant's default shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

             (i) If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation in accordance with a duly adopted resolution of the Board of Directors and that this Lease is binding upon the corporation in accordance with its terms.

             (j) The term "Landlord" as used herein means the then owner of the Building and in the event of a sale of the Building the selling owner shall be automatically relieved of all obligations of Landlord hereunder, except for acts or omissions of Landlord theretofore occurring.

             (k) Tenant covenants for itself, its heirs, executors, administrators, and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon it subject to the condition that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, religion, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, use occupancy, tenure, or enjoyment of the premises herein leased nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy of tenants, subtenants, or vendees in the premises.

             (l)    The term "day" as used herein means a calendar day.

             (m) The obligations of Landlord under this Lease do not constitute personal obligations of the partners, directors, officers, shareholders, or trustees of Landlord, and Tenant shall look solely to the Building and to no other assets of the Landlord or any of its trustees, partners, officers, directors, employees, or consultants for satisfaction of any liability in respect of this Lease and Tenant will not seek recourse against the individual partners, directors, officers, shareholders, or trustees of Landlord or any of their personal assets for such satisfaction.

             (n) Within 10 days of Landlord's request therefor, Tenant shall execute and deliver such amendments of this Lease as shall have been required by Landlord's lender in connection with the making of a loan to be secured by the premises or the Building, provided such amendment does not increase the obligations of Tenant under this Lease or materially adversely affect Tenant's leasehold interest. Such amendment shall include, without limitation, one requiring Tenant to provide any such lender with notices hereunder or a copy of notices sent to Landlord hereunder, or granting any such lender reasonable opportunities to cure any default by Landlord under this Lease.

      26. EXHIBITS. The exhibits and addendum, if any, specified in the Basic Lease Information are attached to this Lease and by this reference made a part hereof.

             IN WITNESS WHEREOF, the parties have executed this Lease on the respective dates indicated below.

TENANT:                                LANDLORD:

GILEAD SCIENCES, INC.,                 WCB SIXTEEN LIMITED
a Delaware corporation                 PARTNERSHIP,
                                       a Delaware limited partnership


By /s/ John C. Martin                  By:   WCB Sixteen, Inc.,
  ---------------------------------          a Delaware corporation,
 Its CEO                                     general partner
    -------------------------------


By /s/ Mark L. Perry                         By /s/ Wallace G. Murfit
  ---------------------------------            ------------------------------
  Its    Vice President                      Its V.P.
      and General Counsel                       -----------------------------
     ------------------------------

Date of Execution                      Date of Execution
 by Tenant:         6/27/96            by Landlord:        6/28/96
            -----------------------                --------------------------